March 6, 2018

2 Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. The words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding revenues, cost of operations, the delivery schedule of aircraft on order, and announced new service routes. All forward-looking statements are based upon information available to the Company at the time the statement is made. The Company has no intent, nor undertakes any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above. Forward-looking statements speak only as of the date of this presentation. You should not put undue reliance on any forward-looking statements. Disclaimer

Bob Fornaro Chief Executive Officer

4 • Further improve our overall Guest experience • Strengthen our footprint for the future • Drive ancillary revenue • Maintain our relative cost advantage • Deliver earnings growth Our 2018 Priorities Welcome Aboard!

5 Further Improving our Guest Experience – on the ground & in the air Streamlined Booking Process Self Bag Tagging Easy Purchase Options for Extras Electronic Boarding Pass Friendly Infight Experience

6 65% 70% 75% 80% 85% 90% 95% 2015 2016 2017 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 94% 96% 98% 100% 2015 2016 2017 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 (3) Improving Operational Performance • Labor disruptions and hurricane impacts were felt from May to September 2017 on A:14, Completion Factor, and Complaints • Excluding the summer, the operational improvements in 2017 were pronounced 1. Arrivals within 14 minutes of scheduled arrival time as reported by the Department of Transportation. 2. Percentage of scheduled flights completed. 3. Labor and weather disruption adjusted. Completion Factor(2) D.O.T. On-Time %(1) 2018 Goal

7 Serving Over 235 Non-Stop Markets • 500+ daily flights, 65 destinations • Diversified network • Primarily low frequency, point-to-point • Serve most of the Top 25 U.S. metros, many small/mid-size U.S. markets and 27 international destinations • Demographic affinity between Ft. Lauderdale & Caribbean/Latin America ST. CROIX

8 Being Nimble is in our DNA • Dramatically grown large leisure markets such as Las Vegas & Orlando • Diversified the network by adding more small/mid-size cities • Grown our international footprint • Added more seasonal differentiation to the network • Invested in improving operational reliability • Improved our reputation In response to changes in the competitive environment beginning in 2015, Spirit has focused on diversifying its network and improving its brand reputation . Winter Seasonal • Winter seasonal only • Increased frequency in winter Summer seasonal • Summer seasonal only • Increased frequency in summer Lima

9 • New routes added March-December 2017 • Routes added/planned to begin in 2018 Guayaquil Recent Growth Focused on Mid-to-Long Haul Domestic Markets

10 3 Types of Core Spirit Markets International Chicago Detroit Dallas Houston Baltimore Los Angeles Atlanta NY Metro Orlando Ft. Lauderdale Las Vegas New Orleans Myrtle Beach Unique niche developed in Visiting Friends & Relative (VFR) Markets Large int’l leisure markets Big Origination Cities Large Leisure Destinations International Building a network to designed to serve low fare leisure passengers

11 Continuing to Broaden and Diversify our Network 0 50 100 150 200 250 300 350 400 Top 25 - Top 25 Top 25 - SMID SMID - SMID Int'l VFR Int'l Leisure Add'l markets currently meeting our threshold for growth Routes served as of December 2017 Top 25 = Top 25 U.S. metro area per most recent U.S. census; SMID = small/mid-size metros. Ro ut es • Growth will tend towards large urban centers, mid-size cities, and select international markets • 2018 year-over-year capacity growth is estimated at 23% • New destinations include • Columbus, OH • Richmond, VA • Guayaquil, Ecuador • Cap Haitien, Haiti • Over 90% of our new routes in 2018 connect existing destinations • Between 2019 and 2021, we’re planning on low to mid-teens capacity growth

Ted Christie President & Chief Financial Officer

13 Initiatives to Drive Revenue Ancillary Production • Enhanced customer data analysis with ongoing multi- variate testing • Dynamic pricing of seats, bags, and bundled offerings • E-commerce initiatives Base Fare Initiatives • 360º strategic review of competitive dynamics of all markets • Adding new processes to enhance strategic planning and revenue management strategies • New programs resulting in growth of our active email database $55.03 $54.24 $51.87 $53.00 $40 $45 $50 $55 $60 2014 2015 2016 2017 2018E Non-Ticket on Path to Recovery $55+ Non-ticket revenue per passenger segment

14 15% 27% 62% 65% 90% 40% 56% 98% 107% 128% 0% 20% 40% 60% 80% 100% 120% 140% FY2012 FY2017 Spirit’s Relative Cost Advantage has Grown Spirit’s Relative Cost Advantage Has Grown S-L Adjusted CASM – Ex Fuel % Higher than Spirit 1. Cost data based on public company reports for the twelve months ended 12/31/17 and 12/31/12. Reflects mainline operations only. Stage length adjusted to 1000 miles. formula = CASM x (airline stage length / 1000)^0.5. Stage length for American, JetBlue, and Southwest derived from company reports; Delta and United derived from Form 41 data. Excludes special items and unrealized mark-to-market gains and losses for all carriers. . • Spirit’s unit cost advantage is our most important asset • We believe that our relative cost advantage will increase over the next five years • Spirit’s opportunities to further improve its cost structure include • Cost benefits as we further improve our operational reliability • Opportunities to increase utilization • “Juniority” benefit - adding new flight crew members mitigates inflationary unit cost pressures of an aging workforce • Increased scale benefits as we grow • Commitment to a low cost mindset

15 • High asset utilization • Maximize real estate on aircraft (high seat density) • High aircraft utilization (hrs./day) • Cost effective use of facilities (flights per gate/day, efficient use of other airport space) • Keeping it simple • No premium class of service • No specialty clubs • No special services/amenities that drive costs without an associated revenue benefit • Optimize the variable component of our cost structure • Flexible outsourcing at stations • Lease gates on an as- needed basis - avoid initial long-term commitments Built for Low Cost 4.9 (1.5) (0.5) (6.5) (0.9) 1.1 (8.0) (6.0) (4.0) (2.0) 0.0 2.0 4.0 6.0 2012 2013 2014 2015 2016 2017 Adj. Cost per Available Seat Mile Ex-Fuel Year-over-Year % Change (%) 1. See Appendix for reconciliation detail of Spirit’s Adjusted CASM ex-fuel. Growth contributes, but our primary cost advantages come from being built for low cost

16 • New Pilot Contract gives us tools to run a better airline • Flexibility • Recoverability • Better operations = lower costs • Including the Pilot Contract and associated increases in productivity and efficiencies, Spirit estimates its 2018 CASM Ex-fuel1 will be flat to down 1% • We are confident we can achieve flattish CASM ex-fuel in 2019 as well 5 Year Pilot Contract 1. Excludes special items. Special items include $75 million of one-time ratification incentives. 5.00 5.10 5.20 5.30 5.40 5.50 5.60 20 17 O pe ra ti on al D is ru pt io ns A ir cr af t Re nt St ag e SW B D & A O th er , N et 20 18 E 2018E CASM Ex-Fuel Flat to Down 1% Year-over-Year

17 Consistent Delivery of High Margins 17.1 19.2 23.7 20.9 15.2 0 5 10 15 20 25 2013 2014 2015 2016 2017 (%) SAVE Operating Margin(1) 1. Excludes special items and unrealized mark-to-market gains for all periods. See Appendix for reconciliation detail to most comparable GAAP measure. 2. Excludes impact of pilot related disruptions 3. The Company estimates labor disruptions and Hurricanes Harvey, Irma & Maria , negatively impacted results by approximately $80 million (approximately $65 million of revenue loss and $15 million of additional operating costs, primarily related to higher passenger re-accommodation expense, partially offset by lower fuel expense). The Company estimates that without this impact, its adjusted operating margin for the twelve months ended 12/31/17 would have been 17.8%. 0 3 6 9 12 15 18 LUV SAVE JBLU DAL AAL UAL (%) 2017 Operating Margin(1) (2) 17.8(3) As we grow, we are targeting markets with mid-teens or higher operating margins

18 Diversified Fleet Size is an Advantage Having a mixture of A319s, A320s, and A321s enhances our ability to optimize aircraft size for market selection • Smaller or developing markets • Ideally sized for daily or less than daily frequency to small-midsize markets A319 (145) Seats • Mature medium to large markets A320 (182) Seats • Large, high volume markets • Excellent for markets constrained by slot or gate limitations A321 (228) Seats Spirit’s Fleet Year-End 2018E • A319 31 aircraft • A320 61 aircraft • A321 30 aircraft Total: 122 aircraft

19 Current Fleet Order Sub-Optimal Given Remaining Opportunities 15 30 45 60 YE18E YE19E YE20E YE21E (MM) Cumulative Capacity (ASMs) 2018 to 2021E Current Fleet Order Target 1. Current fleet = total capacity based on the current number of aircraft scheduled for delivery, net of retirements. • Our current 2019E aircraft deliveries equate to less than 10% capacity growth in 2019 • Exploring opportunities that would allow us to grow 2019 capacity between 13% to 15% • Over the next several years, we are targeting a low to mid-teens growth rate

20 Key Investment Highlights Operating Margin Consistently among the best in the U.S. industry Industry leading with stable ancillary revenue stream Youngest of any major U.S. airline Strong cash balance and sustainable leverage Profitable, diverse opportunities in both domestic and foreign markets Fleet Growth Opportunities Balance Sheet Cost Structure

Appendix

23 Guidance Summary Metric 2018E(1) Capacity (ASMs) year-over-year % change 23% CASM ex-fuel year-over-year % change Flat to Down 1% Capex (aircraft) (2) $354MM Pre-delivery deposits $167MM Capex (other) (3) $128MM • Flight equipment purchase obligations for 2019 and 2020 are estimated to be $775 million and $821 million, respectively (includes aircraft, spare engines, and net pre-delivery deposits). (1) 2017 estimates are based on guidance as of 003/01/18. 2018 and 2019 flight equipment purchase obligations are as of 12/31/17. (2) Includes amounts related to 10 delivered or scheduled to be delivered in 2018, net of $130 million funded as pre-delivery deposits for these aircraft. (3) Includes the purchase of nine spare engines.

24 Aircraft Delivery Schedule A319 A320 CEO A320 NEO A321 CEO Total 31 51 5 25 112 1Q18 - 1 - 5 6 2Q18 - 1 - - 1 3Q18 - 2 - - 2 4Q18 - 1 - - 1 31 56 5 30 122 1Q19 - 2 - - 2 2Q19 - 4 - - 4 3Q19 - - 3 - 3 4Q19 - - 6 - 6 31 62 14 30 137 2020 (5) - 16 - 11 2021 (5) - 18 - 13 Total Aircraft Year-end 2021 21 62 48 30 161 Total Aircraft Year-end 2017 Total Aircraft Year-end 2018 Total Aircraft Year-end 2019 Aircraft Delivery Schedule (net of Scheduled Retirements) as of February 06, 2018

Reconciliation: Operating Income

25

	Twelve Months Ended						
	12/31/11	12/31/12	12/31/13	12/31/14	12/31/15	12/31/16	12/31/2017
(in thousands)							
(in thousands, except per ASM and per aircraft data)							
Operating, Pre-tax, and Net Income reconciliation							
Net income as reported	$ 76,448	$ 108,460	$ 176,918	$ 225,464	$ 317,220	$ 264,879	$ 420,606
Add: Provision (benefit) for income taxes	46,383	66,124	105,492	127,530	185,183	154,581	(66,954)
Income before income taxes, as reported	$ 122,831	$ 174,584	$ 282,410	$ 352,994	$ 502,403	$ 419,460	$ 353,652
Pre-tax margin, GAAP	*11.5%*	*13.2%*	*17.1%*	*18.3%*	*23.5%*	*18.1%*	*13.4%*
Add: Total other (income) expense	21,551	(594)	(118)	2,269	6,719	24,201	35,139
Operating Income reconciliation							
Operating income, as reported	$ 144,382	$ 173,990	$ 282,292	$ 355,263	$ 509,122	$ 443,661	$ 388,791
Operating margin, GAAP	*13.5%*	*13.2%*	*17.1%*	*18.4%*	*23.8%*	*19.1%*	*14.7%*
Add special items (1):	6,643	(7,448)	964	16,212	(1,603)	41,376	12,711
Operating income, non-GAAP (2)	151,025	166,542	283,256	371,475	507,519	485,037	401,502
Operating margin, non-GAAP (2)	*14.1%*	*12.6%*	*17.1%*	*19.2%*	*23.7%*	*20.9%*	*15.2%*
Total operating revenue, as reported	$ 1,071,187	$ 1,318,388	$ 1,654,385	$ 1,931,580	$ 2,141,463	$ 2,321,956	$ 2,647,666
Net adjustment for pilot work action and Hurricanes Harvey, Irma and Maria:*							80,000
Adjusted operating income adjusted for pilot work action and Hurricanes Harvey, Irma and Maria:*							481,502
Revenue adjustment for pilot work action and Hurricanes Harvey, Irma and Maria*							65,000
Revenue adjusted for pilot work action and Hurricanes Harvey, Irma and Maria:*							$ 2,712,666
Adjusted operating margin adjusted for pilot work action and Hurricanes Harvey, Irma and Maria:*							*17.8%*

See "Description of Special Items" at the end of the Appendix for more details.

* The Company estimates the pilot work action in May 2017, including the related overhang, and Hurricanes Harvey, Irma & Maria negatively impacted results b y approximately $80 million (approximately $65 million of revenue loss and $15 million of additional net operating costs, primarily related to higher passenger re-accommodation expense). The Company estimates that without this impact, its adjusted operating margin for the twelve months ended 12/31/17 would have been 17.8%.

26 Reconciliation: CASM See “Description of Special Items” for more details. (in thousands except CASM data in cents) Total operating expenses, as reported 2,258,875$ Less special items (1): 12,711 Total operating expenses excluding special items 2,246,164$ Less economic fuel expense 615,581 Total operating expenses excluding special items and fuel 1,630,583$ Available seat miles (ASMs) 29,592,819 Cost per ASM (CASM) 7.63 Adjusted CASM (2) 7.59 Adjusted CASM Ex-fuel (2) 5.51 Twelve Months Ended December 31, 2017

27 Reconciliation: CASM Ex-Fuel See “Description of Special Items” for more details. 2011 2012 2013 2014 2015 2016 2017 (in thousands except CASM data in cents) Total operating expenses, as reported 926,804$ 1,144,398$ 1,372,093$ 1,576,317$ 1,632,341$ 1,878,295$ 2,258,875$ Special items (1) (7,494) 699 3,053 2,277 41,376 12,711 Total operating expenses excluding special items 923,365$ 1,151,892$ 1,371,394$ 1,573,264$ 1,630,064$ 1,836,919$ 2,246,164$ Aircraft fuel, as reported (1) 388,046 471,763 551,746 612,909 461,447 447,553 615,581 Total operating expenses excluding special items and fuel 535,319$ 680,129$ 819,648$ 960,355$ 1,168,617$ 1,389,366$ 1,630,583$ Available seat miles (ASMs) 9,352,553 11,344,731 13,861,393 16,340,142 21,246,156 25,494,645 29,592,819 Cost per ASM (CASM) - GAAP 9.91 10.09 9.90 9.65 7.68 7.37 7.63 CASM excluding special items & aircraft fuel 5.72 6.00 5.91 5.88 5.50 5.45 5.51 Strike-Adjusted CASM excluding fuel and special items Year-over-year %change 4.9% -1.5% -0.5% -6.5% -0.9% 1.1% Year Ended December 31,

28 (1) Special items include loss on disposal of assets, special charges, unrealized losses (gains) arising from mark-to-market adjustments to outstanding fuel derivatives, and other items. Special charges (credits) include: (i) for 2011, amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort. Lauderdale, Florida and termination costs in connection with the IPO during the three months ended June30, 2011 comprised of amounts paid to Indigo Partners, LLC to terminate its professional service agreement with Spirit and fess paid to three individual, unaffiliated holders of the Company’s subordinated notes, and (ii) for 2012, recognition of a gain on the sale of four carrier slots at Ronald Reagan National Airport and secondary offering costs related to the sale of 9.4 million shares by Oaktree Capital Management, and , (iii) 2016 and 2017, amounts primarily related to lease termination costs. Other items include (i) for 2014, additional Federal Exercise Tax of $9.3 million related to fuel purchased in prior years, and (ii) 2017, supplemental rent adjustment for liability accrued in prior years related to certain maintenance reserves and return conditions that are no longer probable. (2) Excludes special items. Description of Special Items